UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 31, 2026
NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 31, 2026, Nelnet, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) for a $435 million unsecured line of credit with U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”), Joint Lead Arranger, Joint Book Runner, and an individual lender, Wells Fargo Bank, National Association, as Syndication Agent (the “Syndication Agent”) and an individual lender, Royal Bank of Canada, as Documentation Agent and an individual lender, Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Book Runner, and First National Bank of Omaha and Regions Bank, as additional individual lenders.
The $435 million unsecured line of credit has an initial outstanding balance of $0 and $435 million available for future use. Borrowings by the Company under the Credit Agreement will bear interest at rates that will vary based on market conditions, the Company's credit rating, interest elections by the Company under the Credit Agreement, and other factors at the time of the borrowings. The proceeds of any borrowings are to be used for general corporate purposes. The maturity date of the Credit Agreement is March 31, 2031.
The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including, but not limited to, certain financial covenants related to maintenance of a minimum consolidated net worth, a minimum adjusted EBITDA to recourse indebtedness, a limitation on recourse indebtedness and permitted investments, and an asset quality test related to non-FFELP loans held by the Company and its consolidated subsidiaries. Any violation of these covenants could lead to an event of default under the Credit Agreement. The Company's obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company.
The Administrative Agent, the Syndication Agent, certain of the other lenders under the Credit Agreement and certain of their respective affiliates have performed and/or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee or other services for the Company and its subsidiaries, for which they have received and/or will receive customary fees and reimbursement of expenses.
The description above is a summary of the Credit Agreement and is qualified in its entirety by the complete text of the Credit Agreement, a copy of which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
In conjunction with entering into the new Credit Agreement on March 31, 2026, as discussed under Item 1.01 above, the Company terminated the Third Amended and Restated Credit Agreement dated as of September 22, 2021 (as amended, the "2021 Credit Agreement") among the Company, U.S. Bank National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Royal Bank of Canada, as Documentation Agent, U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners, and various lender parties thereto. The 2021 Credit Agreement was a $495 million unsecured line of credit, which had a scheduled maturity date of September 22, 2026. There was no outstanding balance on the 2021 Credit Agreement on the date of termination.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1#
Credit Agreement dated as of March 31, 2026, between Nelnet, Inc., U.S. Bank National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Royal Bank of Canada, as Documentation Agent, U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners, and various lender parties thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

# Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NELNET, INC.
Date: April 2, 2026                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer